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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                                  FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                           ------------------------

                               DECEMBER 31, 1997
               Date of report (Date of earliest event reported)

                           ------------------------

                        Commission File Number: 0-18108

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                          FINET HOLDINGS CORPORATION
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                           (State or jurisdiction of
                        incorporation or organization)

                         3021 CITRUS CIRCLE, SUITE 150
                            WALNUT CREEK, CA 94598
                    (Address of principal executive office)

                                  94-3115180
                     (IRS Employer Identification Number)

                       Telephone Number: (510) 988-6555
             (Registrant's telephone number, including area code)



Indicate  by  check  mark whether the registrant has  (1)  filed  all  reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) ( ), and (2) has been subject to filing requirements within the past 90 days (X).


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ITEM 5. OTHER EVENTS

Effective December 31, 1997, the Registrant completed four separate purchases of residential mortgage loan servicing rights totalling 3,460 loans with a current loan balance outstanding of $427 million. The servicing rights were acquired by Monument Mortgage, Inc., Finet's seller/servicer mortgage banking subsidiary. TheSE acquisitions are part of a previously announced plan to more fully employ Monument's servicing capacity by increasing its total loan servicing portfolio in excess of $1 billion during 1998. The acquired loans, all of which were FNMA or FHLMC approved conforming loans, are expected to increase the Registrant's net servicing revenue approximately $70,000 per month.


                                  SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

FINET HOLDINGS CORPORATION

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
Date: January 5, 1998          /s/       L. DANIEL RAWITCH
                               ------------------------------------
                               L. DANIEL RAWITCH
                               (CEO AND PRINCIPAL EXECUTIVE OFFICER)

Date: January 5, 1998          /s/       GEORGE P. WINKEL
                               ------------------------------------
                               GEORGE P. WINKEL
                               (PRINCIPAL FINANCIAL OFFICER)
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